Exhibit 99.2

SECOND AMENDMENT TO

EMPLOYMENT AGREEMENT BETWEEN

QUESTAR CORPORATION AND CHARLES B. STANLEY

This Second Amendment to the Employment Agreement is dated as of December 31, 2008, and is between Questar Corporation (Company) and Charles B. Stanley (Executive).

The parties represent as follows:

A.  Company and Executive are parties to that Employment Agreement dated February 1, 2004 (the 2004 Agreement) regarding Executive’s continued employment with Company.

B.  The parties desire to amend the 2004 Agreement for the primary purpose of making the necessary changes to comply with the provisions of Section 409A of the Internal Revenue Code of 1986, as amended, and to address certain recent changes to the application of Section 162(m) of the Code described in IRS Revenue Ruling 2008-13, and other minor modifications.

For sufficient consideration, the parties agree to the following amendments:

1.

All references to the “Initial Employment Period” and provisions regarding such period are deleted.

2.

Article 1, DEFINITIONS, is modified as follows:

a.

The definition of “Change in Control” is amended by replacing the language under subsection (a) with the following:

(a) any “person” (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the “Exchange Act’)) other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company,  is or becomes the beneficial owner (as such term is used in Rule 13d-3 under the Exchange Act) of securities of the Company representing 25 percent or more of the combined voting power of the Company;

b.

The definition of “Company” is amended by replacing the first sentence in its entirety with the following:  “Company means Questar Corporation on a consolidated basis, or the ultimate parent corporation of the acquiring or surviving company in the case of an acquisition, merger, consolidation, etc. involving Questar Corporation.”

c.

The definition of “Disability” is amended by replacing the language in its entirety with the following:

Disability means a condition that renders Executive unable to engage in any substantial, gainful activity by reason of any medically-determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve months.  The foregoing definition of “Disability” shall be interpreted in a manner consistent with Section 409A of the Code and the Internal Revenue Service and Treasury guidance thereunder.

d.

The definition of “Good Reason” is amended by replacing the language in its entirety with the following:

Good Reason with respect to the Executive’s termination of employment means any of the following events or conditions which occur without the Executive’s written consent and which remain in effect after notice has been provided by the Executive to the Company of such event or condition and the expiration of a 30 day cure period: (i) a material diminution in Executive’s base compensation; (ii) a material diminution in Executive’s authority, duties, or responsibility; (iii) a material change in the geographic location at which the Executive performs services; or (iv) any other action or inaction that constitutes a material breach by the Company or its Subsidiaries of this Agreement.  The Participant’s notification to the Company must be in writing and must occur within a reasonable period of time, not to exceed 90 days, following the Participant’s discovery of the relevant event or condition.  Any reasonable determination by Executive that any of the specified events has occurred and constitutes Good Reason shall be conclusive and binding for all purposes.

e.

The definition of “Subsidiary” is amended by adding “or any partnership interest” after the phrase “owns at least 50 percent of the outstanding shares of capital stock. . .”

3.

Article 2, DUTIES, is amended by modifying Executive’s position with the Company to reflect his current position as its “Executive Vice President and Chief Operating Officer,” and to indicate under the “Director Status” paragraph that as long as Executive serves as an employee or officer, the Board shall “continue to appoint or nominate Executive as member of the Board.”

4.

Article 3, EMPLOYMENT PERIOD, is amended for clarification by replacing the language in its entirety with the following:

Employment Period.  Subject to earlier termination in accordance with Article 7, the term of Executive’s employment under this Agreement (the “Employment Period”) shall begin on the Agreement Date and end on the Anniversary Date that is three years after such Agreement Date; provided, however, that the Employment Period will be automatically extended by a period of one year on each Anniversary of this Agreement unless the Board provides notice to Executive at least 30 days prior to any such Anniversary Date or Executive provides notice to the Board at least 30 days prior to any such Anniversary Date that the Employment Period will not be so extended.  Once notice of non-renewal has been tendered by either party, no further automatic extensions of this Agreement shall occur.

5.

Article 6, TERM LOAN PROVISIONS, is deleted in its entirety, and all other Articles are renumbered accordingly.

6.

Article 7, OTHER BENEFITS, renumbered as Article 6, is amended as follows:

a.

The “Welfare Benefit Plans” and “Vacation” sections are amended to reflect the company’s current use of Paid Time Off (PTO) instead of approved personal leave or vacation.

b.

The reference to the Company’s “Deferred Share Make-up Plan, the Deferred Compensation Plan and the Deferred Share Plan” under the “Nonqualified Benefit Plans” section are replaced with the “Deferred Compensation Wrap Plan, and its component programs.”

c.

The following sentence is added at the end of the “Expenses” paragraph:  “The amount of expenses eligible for reimbursement in the Executive’s taxable year may not affect the expenses for reimbursement in any other taxable year.”

7.

Article 8, TERMINATION OF EMPLOYMENT, renumbered as Article 7, is amended as follows:

a.

All references to “vacation” are replaced with “PTO.”

b.

The “Termination Without Cause” section is amended by replacing the first sentence with the following:

If the Company terminates Executive’s employment during the Employment Period for some reason other than Cause, death or Disability, the Company shall pay Executive a lump-sum amount equal to (i) Executive’s Base Salary for the remainder of the Employment Period; (ii) the average of the annual cash bonuses Executive actually received under the Company’s annual bonus plan(s) for the last three full fiscal years immediately prior to the Date of Termination; and (iii) three times the average of the cash incentive payment Executive actually received under the Company’s Cash Incentive Plan for the last three full fiscal years immediately prior to the Date of

Termination (or any lesser number of years that the Plan was in effect for which payments could be determined).   Amounts payable under this subsection will be paid in a cash lump sum, subject to applicable withholdings, within 30 days of the Date of Termination.

c.

The “Termination by Executive” section is amended by replacing the first sentence of the second paragraph with the following:

If executive terminates his employment for Good Reason, the Company shall pay Executive a lump- sum amount equal to (i) Executive’s Base Salary for the remainder of the Employment Period; (ii) the average of the annual cash bonuses Executive actually received under the Company’s annual bonus plan(s) for the last three full fiscal years immediately prior to the Date of Termination; and (iii) three times the average of the cash incentive payment Executive actually received under the Company’s Cash Incentive Plan for the last three full fiscal years immediately prior to the Date of Termination (or any lesser number of years that the Plan was in effect for which payments could be determined).   Amounts payable under this subsection will be paid in a cash lump sum, subject to applicable withholdings, within 30 days of the Date of Termination.

d.

A new section regarding Code Section 409A is added as follows:

409A Payment and Ordering Rules.  Payments under this Article 7 are intended to qualify to the maximum extent possible as “short-term deferrals” exempt from the application of Code Section 409A.  Any payments that do not so qualify are intended to qualify for the Code Section 409A exemption set forth in Treasury Regulation Section 1.409A-1(b)(9)(iii) (which exempts from Code Section 409A certain payments made upon an “involuntary separation from service”).  Any payments under this Article 7 that are not exempted from Code Section 409A and that are payable prior to the date that is six months and one day after the date of termination (the “Deferred Payment Date”) shall be withheld by the Company and paid to Executive on the Deferred Payment Date or as soon thereafter as is administratively feasible.  Nothing in this paragraph shall prohibit the Company and Executive from making use of any other Code Section 409A exemption that may be applicable to a payment or benefit hereunder.

8.

A new Article 9, SUCCESSOR TO COMPANY, is added which provides as follows:

This Agreement shall bind any successor to the Company, its assets or its businesses (whether direct or indirect, by purchase, merger, consolidation or otherwise), in the same manner and to the same extent that the Company would be obligated under this Plan if no succession had taken place.

In the case of any transaction in which a successor would not by the foregoing provision or by operation of law be bound by this Agreement, the Company shall require such successor expressly and unconditionally to assume and agree to perform the Company’s obligations under this Agreement, in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.  In the event that a successor fails to expressly and unconditionally assume and agree to perform the Company’s obligations under this Agreement, such failure shall be deemed to be a material breach of this Agreement.

9.

Article 10, MISCELLANEOUS, is amended as follows:

a.

The “Beneficiary” section is revised by replacing “Executive’s estate” as the default beneficiary with “the beneficiary(ies) designated by the Executive (or deemed by law to be designated) under Questar Corporation’s Employee Investment Plan.”

b.

The “Assignment Successors” section is amended by replacing the language with the following:  “Except as provided above in Article 9, the Company may not assign its rights and obligations under this Agreement without the prior written consent of Executive.”

c.

A new section is added which provides as follows:

409A Savings Clause.  The parties intend that payments or benefits payable under this Agreement not be subject to the additional tax imposed pursuant to Section 409A of the Code, and the provisions of this Agreement shall be construed and administered in accordance with such intent. To the extent such potential payments or benefits could become subject to Code Section 409A, the parties shall cooperate to amend this Agreement with the goal of giving Executive the economic benefits described herein in a manner that does not result in such tax being imposed.  If the parties are unable to agree on a mutually acceptable amendment, the Company may, without Executive’s consent and in such manner as it deems appropriate or desirable, amend or modify this Agreement or delay the payment of any amounts hereunder to the minimum extent necessary to meet the requirements of Code Section 409A.

Except as amended hereto, all other terms and conditions shall remain the same.

The parties have executed this Third Amendment to the 2004 Agreement on the date first above written.

QUESTAR CORPORATION

By___________________________

Keith O. Rattie

Chairman, President and CEO

EXECUTIVE

______________________________

Charles B. Stanley

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